EXHIBIT 23B


    PENDER NEWKIRK AND COMPANY - CERTIFIED PUBLIC ACCOUNTANTS LETTERHEAD



             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference of our report dated August 7, 1998, which appears on Page F-1 of the Annual Report on Form 10-KSB for the fiscal year ended June 30, 1998 of Excal Enterprises, Inc. in Form S-8, Nonqualified Stock Options Issuable Under Various Agreements Between Excal Enterprises, Inc. and R. Park Newton, III and Timothy R. Barnes.





/S/ Pender Newkirk & Company

Certified Public Accountants
Tampa, Florida
June 22, 1999